EXHIBIT 10.7

HORMEL FOODS CORPORATION

EXECUTIVE DEFERRED INCOME PLAN II (2002 RESTATEMENT)

Master Plan Document

Effective November 1, 2002

Copyright © 2002
Clark/Bardes Consulting, Inc.
Executive Benefits Practice
All Rights Reserved

TABLE OF CONTENTS

ARTICLE 1	Definitions

ARTICLE 2	Selection, Enrollment, Eligibility

2.1	Selection by Committee
2.2	Enrollment Requirements
2.3	Eligibility; Commencement of Participation
2.4	Termination of Participation and/or Deferrals

ARTICLE 3	Deferral Commitments/Discretionary Contribution Amounts/Profit Sharing Amounts/Restricted Stock Amounts/Stock Option Gain Amounts/Vesting/Crediting/Taxes

3.1	Minimum Deferrals
3.2	Maximum Deferral
3.3	Election to Defer; Effect of Election Form
3.4	Withholding and Crediting of Annual Deferral Amounts
3.5	Annual Discretionary Contribution Amount
3.6	Annual Profit Sharing Amount
3.7	Annual Restricted Stock Amount
3.8	Annual Stock Option Gain Amount
3.9	Vesting
3.10	Crediting/Debiting of Account Balances
3.11	FICA and Other Taxes

ARTICLE 4	Deduction Limitation

4.1	Deduction Limitation on Benefit Payments

ARTICLE 5	In-Service Distribution; Unforeseeable Financial Emergencies; Withdrawal Election

5.1	In-Service Distribution
5.2	Other Benefits Take Precedence Over In-Service Distributions
5.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies
5.4	Withdrawal Election

ARTICLE 6	Change In Control Benefit

6.1	Change in Control Benefit
6.2	Payment of Change in Control Benefit

i

ARTICLE 7	Retirement Benefit

7.1	Retirement Benefit
7.2	Payment of Retirement Benefit

ARTICLE 8	Termination Benefit

8.1	Termination Benefit
8.2	Payment of Termination Benefit

ARTICLE 9	Disability Waiver and Benefit

9.1	Disability Waiver
9.2	Continued Eligibility; Disability Benefit

ARTICLE 10	Survivor Benefit

10.1	Survivor Benefit
10.2	Payment of Survivor Benefit

ARTICLE 11	Forfeiture of Benefits

11.1	Forfeiture of Benefits

ARTICLE 12	Beneficiary Designation

12.1	Right to Designate
12.2	Failure of Designation
12.3	Disclaimers by Beneficiaries
12.4	Definitions
12.5	Special Rules
12.6	No Spousal Rights
12.7	Death Prior to Full Distribution
12.8	Discharge of Obligations

ARTICLE 13	Leave of Absence

13.1	Paid Leave of Absence
13.2	Unpaid Leave of Absence

ARTICLE 14	Termination, Amendment or Modification

14.1	Termination
14.2	Amendment
14.3	Plan Agreement
14.4	Effect of Payment

ARTICLE 15	Administration

15.1	Committee Duties
15.2	Administration Upon Change In Control
15.3	Agents
15.4	Binding Effect of Decisions
15.5	Indemnity of Committee
15.6	Employer Information

ARTICLE 16	Other Benefits and Agreements

16.1	Coordination with Other Benefits

ARTICLE 17	Claims Procedures

17.1	Presentation of Claim
17.2	Notification of Decision
17.3	Review of a Denied Claim
17.4	Decision on Review
17.5	Legal Action

ARTICLE 18	Trust

18.1	Establishment of the Trust
18.2	Interrelationship of the Plan and the Trust
18.3	Distributions From the Trust

ARTICLE 19	Miscellaneous

19.1	Status of Plan
19.2	Unsecured General Creditor
19.3	Employer’s Liability
19.4	Nonassignability
19.5	Not a Contract of Employment
19.6	Furnishing Information
19.7	Terms
19.8	Captions
19.9	Governing Law
19.10	Notice
19.11	Successors
19.12	Spouse’s Interest
19.13	Validity
19.14	Incompetent

19.15	Court Order
19.16	Distribution in the Event of Taxation
19.17	Insurance
19.18	Legal Fees To Enforce Rights After Change in Control

HORMEL FOODS CORPORATION

EXECUTIVE DEFERRED INCOME PLAN II

(2002 Restatement)

Effective November 1, 2002

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Hormel Foods Corporation, a Delaware corporation, and its Affiliates and/or subsidiaries, if any, that sponsor this Plan.  This Plan shall be administered and construed so that it is unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Discretionary Contribution Account balance, (iii) the Profit Sharing Account balance, (iv) the Restricted Stock Account balance, and (v) the Stock Option Gain Account balance.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2                                 “Affiliate” shall mean a business entity which is affiliated in ownership with the Principal Sponsor or an Employer and is recognized as an Affiliate by the Principal Sponsor for the purposes of this Plan.

1.3                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Bonus, LTIP Amounts and Operator Share Dividends that a Participant defers in accordance with Article 3 for any one Plan Year.  In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4                                 “Annual Discretionary Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.5                                 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the portion of the Participant’s vested Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the portion of the Participant’s vested Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund shall be calculated on every applicable anniversary of the Participant’s Benefit Distribution Date.  Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the portion of the Participant’s vested Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund, calculated as described in this definition.  The following year, the payment shall be 1/9 of the portion of the Participant’s vested Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund, calculated as described in this definition.  Shares of Stock that shall be distributable from the Stock Option Gain Account and the Restricted Stock Account shall be distributable in shares of actual Stock in the same manner previously described.  However, the Committee may, in its sole discretion, (i) adjust the annual installments in order to distribute whole shares of actual Stock and/or (ii) accelerate the distribution of such actual shares of Stock by payment of a lump sum.

1.6                                 “Annual Profit Sharing Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.6.

1.7                                 “Annual Restricted Stock Amount” shall mean, with respect to a Participant for any one Plan Year, the number of shares of Restricted Stock deferred in accordance with Section 3.7 of this Plan, calculated using the closing price of Stock at the end of the business day closest to the date such Restricted Stock would otherwise vest, but for the election to defer.  In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Restricted Stock Amount shall be the actual amount withheld prior to such event.

1.8                                 “Annual Stock Option Gain Amount” shall mean, with respect to a Participant for any one Plan Year, the portion of Qualifying Gains deferred with respect to an Eligible Stock Option exercise, in accordance with Section 3.8 of this Plan.  In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Stock Option Gain Amount shall be the actual amount withheld prior to such event.

1.9                                 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding operator share dividends, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non–qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.10                           “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 12, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.11                           “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.12                           “Benefit Distribution Date” shall mean the date selected, in advance, by a Participant which triggers distribution of such Participant’s Account Balance.  A Participant may elect to have his or her Benefit Distribution Date triggered upon the occurrence of any one of the following:

(a)                                  The date on which the Participant Retires or experiences a Termination of Employment; or

(b)                                 The January 1 immediately following the date on which the Participant Retires or experiences a Termination of Employment; or

(c)                                  The later of (i) the date on which the Participant Retires or experiences a Termination of Employment or (ii) the Participant’s attainment of an age specified by the Participant (which cannot be later than age 65); or

(d)                                 The January 1 immediately following the later of (i) the date on which the Participant Retires or experiences a Termination of Employment or (ii) the Participant’s attainment of an age specified by the Participant (which cannot be later than age 65).

1.13                           “Board” shall mean the board of directors of the Principal Sponsor.

1.14                           “Bonus” shall mean any compensation, in addition to Base Annual Salary, LTIP Amounts and Operator Share Dividends, payable to a Participant during a Plan Year, under the Hormel Foods Corporation Operator Share Incentive Compensation Plan or any other bonus and cash incentive plans, excluding stock options.

1.15                           “Change in Control” shall mean any of the following events or transactions:

(a)                                  A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Principal Sponsor is then subject to such reporting requirement.

(b)                                 The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Principal Sponsor or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Principal Sponsor:

(i)                                     Representing twenty percent (20%) or more of the combined voting power of the Principal Sponsor’s then outstanding securities unless the transaction resulting in such ownership has been approved in advance by the “Continuing Directors” (as hereinafter defined), or

(ii)                                  Representing more than fifty percent (50%) of the combined voting power of the Principal Sponsor’s then outstanding securities (regardless of any approval by the Continuing Directors).

Provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred by reason of the ownership of twenty percent (20%) or more of the total voting capital stock of the Principal Sponsor then issued and outstanding by:

(iii)                               The Principal Sponsor, any subsidiary of the Principal Sponsor or any employee benefit plan of the Principal Sponsor or of any subsidiary of the Principal Sponsor or any entity holding shares of the Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this clause is referred to herein as a “Principal Sponsor Entity”), or

(iv)                              The Hormel Foundation.

(c)                                  The announcement of a tender offer by any person or entity (other than a Principal Sponsor Entity) for twenty percent (20%) or more of the Principal Sponsor’s voting capital stock then issued and outstanding, which tender offer has not been approved by the Board, a majority of the members of which are the Continuing Directors, and recommended to the stockholders of the Principal Sponsor.

(d)                                 The Continuing Directors cease to constitute a majority of the Principal Sponsor’s Board of Directors.

(e)                                  The stockholders of the Principal Sponsor approve:

(i)                                     Any consolidation or merger of the Principal Sponsor in which the Principal Sponsor is not the continuing or surviving Principal Sponsor or pursuant to which shares of Principal Sponsor stock would be converted to cash, securities or other property, other than a merger of the Principal Sponsor in which the stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving Principal Sponsor immediately after the merger; or

(ii)                                  Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Principal Sponsor; or

(iii)                               Any plan of liquidation or dissolution of the Principal Sponsor.

For purposes of this definition:

(i)                                     “Continuing Director” shall mean any person who is a member of the Board of Directors of the Principal Sponsor, while such person is a member of the Board of Directors, who is not an “Acquiring Person” (as defined below) or an “Affiliate” or “Associate” (each term as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who

a)                                      was a member of the Board of Directors on the date of this Plan as first written above or

b)                                     subsequently becomes a member of the Board of Directors,

if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(ii)                                  “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13(d)-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Principal Sponsor representing twenty percent (20%) or more of the combined voting power of the Principal Sponsor’s then outstanding securities, but shall not include the Hormel Foundation or any Principal Sponsor Entity.

(iii)                               “Affiliate” and “Associate” shall have their respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

1.16                           “Change in Control Benefit” shall have the meaning set forth in Article 6.

1.17                           “Claimant” shall have the meaning set forth in Section 17.1.

1.18                           “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.19                           “Committee” shall mean the committee described in Article 15.

1.20                           “Crediting Rate” shall mean, for each Plan Year, an interest rate that is 120% of the applicable federal long-term rate, as determined by the Compensation Committee of the Board, in its sole discretion, and communicated to Participants, prior to the beginning of each Plan Year.

1.21                           “Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Article 4.

1.22                           “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.23                           “Disability” or “Disabled” shall mean a determination that a Participant is disabled made by either (i) the carrier of any individual or group disability insurance policy, sponsored by the Participant’s Employer, or (ii) the Social Security Administration.  Upon request by the Employer, the Participant must submit proof of the carrier’s or Social Security Administration’s determination.

1.24                           “Disability Benefit” shall mean the benefit set forth in Article 9.

1.25                           “Discretionary Contribution Account” shall mean (i) the sum of the Participant’s Annual Discretionary Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Discretionary Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Discretionary Contribution Account.

1.26                           “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.27                           “Eligible Stock Option” shall mean one or more non-qualified stock option(s) selected by the Committee in its sole discretion and exercisable under a plan or arrangement of Hormel Foods Corporation or any Employer permitting a Participant under this Plan to defer gain with respect to such option.

1.28                           “Employee” shall mean a person who is an employee of any Employer.

1.29                           “Employer(s)” shall mean the Principal Sponsor and/or any of its Affiliates and/or subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.30                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.31                           “In-Service Distribution” shall mean the distribution set forth in Section 5.1.

1.32                           “Installment Method” shall mean a series of payments, payable either monthly or annually, over the number of years selected by the Participant.  The portion of the Participant’s vested Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Fund shall be payable pursuant to an Annual Installment Method over the number of years selected by the Participant in accordance with this Plan.  The Participant’s vested Account Balance, excluding the portion that has been automatically allocated to the Hormel Foods Corporation Stock Unit Fund, shall be payable pursuant to a Monthly Installment Method over the number of years selected by the Participant in accordance with this Plan.

1.33                           “LTIP Amounts” shall mean any compensation payable to a Participant as an Employee under any Employer’s long-term incentive plan or any other long-term incentive arrangement designated by the Committee which is eligible for deferral in accordance with Article 3, and includes payments made under the Hormel Foods Corporation Long Term Incentive Plan.

1.34                           “Monthly Installment Method” shall be a monthly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first monthly installment, the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining monthly installments, the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, shall be calculated as of the close of business on or around on the last business day of the preceding month, as determined by the Committee in its sole discretion.  Each monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of monthly payments due the Participant.  By way of example, if the Participant elects a ten (10) year Monthly Installment Method, the first payment shall be 1/120 of the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, calculated as described in this definition.  The following month, the payment shall be 1/119 of the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, calculated as described in this definition.

1.35                           “Operator Share Dividends” shall mean any quarterly dividends payable to a Participant in cash during a Plan Year under the Hormel Foods Corporation Operator Share Incentive Compensation Plan.

1.36                           “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and an Election Form, (iv) whose signed Plan Agreement and Election Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.  A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.37                           “Plan” shall mean the Hormel Foods Corporation Executive Deferred Income Plan II (2002 Restatement), which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.38                           “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant.  Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.39                           “Plan Year” shall mean a period beginning on January 1 of each year and continuing through December 31 of such year.

1.40                           “Principal Sponsor” shall mean Hormel Foods Corporation, a Delaware corporation, and any successor to all or substantially all of the Hormel Foods Corporation’s assets or business.

1.41                           “Profit Sharing Account” shall mean (i) the sum of all of a Participant’s Annual Profit Sharing Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Profit Sharing Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Profit Sharing Account.

1.42                           “Profit Sharing Plan” shall mean the Hormel Foods Corporation Joint Earnings Profit Sharing Trust Plan.

1.43                           “Qualifying Gain” shall mean the incremental value inuring to a Participant upon the exercise of an Eligible Stock Option, using a Stock-for-Stock payment method, during any Plan Year.  For purposes of this section, the phrase “Stock-for-Stock payment method” shall, in all events, be limited to the Participant’s delivery of a properly executed statement in which he or she attests to ownership of the number of shares required to exercise the Eligible Stock Option, rather than actual delivery of such shares.  Such incremental value shall be deliverable to the Participant in the form of additional shares of Stock and shall be computed as follows: (i) the total fair market value of the shares of Stock held/acquired as a result of the exercise of an Eligible Stock Option using a Stock-for-Stock payment method, minus (ii) the total exercise price.  For example, assume a Participant elects to exercise an Eligible Stock Option to purchase 1,000 shares of Stock at an exercise price of $20 per share (i.e., a total exercise price of $20,000), when the Stock has a current fair market value of $25 per share (i.e., a total current fair market value of $25,000) and elects to defer one hundred (100) percent of the Qualifying Gain (i.e., $5,000).  Using the Stock-for-Stock payment method, the Participant would deliver a properly executed statement attesting to ownership of 800 shares of Stock (worth $20,000 at exercise) to exercise the Eligible Stock Option and would receive, in return, 800 shares of Stock (worth $20,000 at exercise) plus a Qualifying Gain, in the form of an unfunded and unsecured promise by the Principal Sponsor for 200 additional shares of Stock in the future (worth $5,000 at exercise).  The number of additional shares of Stock deliverable to the Participant in the future as a result of the Qualifying Gain shall be fixed and determined as of the date of the exercise of the Eligible Stock Option using the closing price of the Stock as of the end of the business day closest to the date of such exercise.

1.44                           “Restricted Stock” shall mean rights to receive unvested shares of restricted stock selected by the Committee in its sole discretion and awarded to the Participant under any Hormel Foods Corporation stock incentive plan.

1.45                           “Restricted Stock Account” shall mean the aggregate value, measured on any given date, of (i) the number of shares of Restricted Stock deferred by a Participant as a result of all Annual Restricted Stock Amounts, plus (ii) the number of additional shares credited as a result of the deemed reinvestment of dividends in accordance with all of the applicable crediting provisions of the Hormel Foods Corporation Stock Unit Measurement Fund that relate to the Participant’s Restricted Stock Account, less (iii) the number of shares of Restricted Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the number of such shares determined by the Committee with respect to the Hormel Foods Corporation Stock Unit Measurement Fund pursuant to Section 3.10.  This portion of the Participant’s Account Balance shall only be distributable in actual shares of Stock.

1.46                           “Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers on or after the earlier of the attainment of age sixty-five (65) or (b) age fifty-five (55) with fifteen (15) Years of Service for any reason other than a leave of absence, death or Disability.

1.47                           “Retirement Benefit” shall mean the benefit set forth in Article 7.

1.48                           “Stock” shall mean Hormel Foods Corporation common stock, $0.01 par value, or any other equity securities of the Principal Sponsor designated by the Committee.

1.49                           “Stock Option Gain Account” shall mean the aggregate value, measured on any given date, of (i) the number of shares of Stock deferred by a Participant as a result of all Annual Stock Option Gain Amounts, plus (ii) the number of additional shares credited as a result of the deemed reinvestment of dividends in accordance with all of the applicable crediting provisions of the Hormel Foods Corporation Stock Unit Measurement Fund that relate to the Participant’s Stock Option Gain Account, less (iii) the number of such shares of Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the number of such shares determined by the Committee with respect to the Hormel Foods Corporation Stock Unit Measurement Fund pursuant to Section 3.10.  This portion of the Participant’s Account Balance shall only be distributable in actual shares of Stock.

1.50                           “Survivor Benefit” shall mean the benefit set forth in Article 10.

1.51                           “Termination Benefit” shall mean the benefit set forth in Article 8.

1.52                           “Termination of Employment” shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.  A transfer of employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment.  If an Employer who is an Affiliate (i.e., not the Principal Sponsor) ceases to be an Affiliate because of a sale of substantially all the stock or assets of that Employer, then Participants who are employed by that Employer and who cease to be employed by that Employer in connection with the sale of substantially all the stock or assets of that Employer shall be deemed to have thereby had a Termination of Employment for the purposes of commencing distributions from this Plan.

1.53                           “Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of                , 2002 between the Principal Sponsor and the trustee named therein, as amended from time to time.

1.54                           “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.55                           “Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1                                 Selection by Committee.  Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employer, as determined by the Committee in its sole discretion.  From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2                                 Enrollment Requirements.  As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement and an Election Form, within thirty (30) days after he or she is selected to participate in the Plan.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3                                 Eligibility; Commencement of Participation.  Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements.  If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4                                 Termination of Participation and/or Deferrals.  If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

ARTICLE 3
Deferral Commitments/Discretionary Contribution Amounts/Profit Sharing Amounts/Restricted
Stock Amounts/Stock Option Gain Amounts/Vesting/Crediting/Taxes

3.1                                 Minimum Deferrals.

(a)                                  Base Annual Salary, Bonus, LTIP Amounts and Operator Share Dividends.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary	$0
Bonus	$2,000
LTIP Amounts	$2,000
Operator Share Dividends	$0

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)                                 Annual Restricted Stock Amount.  For each grant of Restricted Stock, a Participant may elect to defer, as his or her Annual Restricted Stock Amount, Restricted Stock in the following minimum amount:

Deferral	Minimum Amount
Restricted Stock	$5,000

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(c)                                  Annual Stock Option Gain Amount.  For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, the following minimum Amount of Qualifying Gain with respect to exercise of the Eligible Stock Option:

Deferral	Minimum Amount
Qualifying Gain	$0

If no election is made, the amount deferred shall be zero.

(d)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2                                 Maximum Deferral.

(a)                                  Base Annual Salary, Bonus, LTIP Amounts and Operator Share Dividends.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	40%
Bonus	100%
LTIP Amounts	100%
Operator Share Dividends	40%

(b)                                 Annual Restricted Stock Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Restricted Stock Amount, Restricted Stock in the following maximum percentage:

Deferral	Maximum Amount
Restricted Stock	100%

(c)                                  Annual Stock Option Gain Amount.  For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, Qualifying Gain up to the following maximum percentage with respect to exercise of the Eligible Stock Option:

Deferral	Maximum Amount
Qualifying Gain	100%

Annual Stock Option Gain Amounts may also be limited by other terms or conditions set forth in the stock option plan or agreement under which such options are granted.

(d)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Annual Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Bonus, LTIP Amounts and Operator Share Dividends shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

3.3                                 Election to Defer; Effect of Election Form.

(a)                                  First Plan Year.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)                                 Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the first day of the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)                                  Restricted Stock Deferral.  For an election to defer Restricted Stock to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Restricted Stock; and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date such Restricted Stock vests under the terms of the Hormel Foods Corporation stock incentive plan.

(d)                                 Stock Option Gain Deferral.

(i)                                     For an election to defer gain upon the exercise of an Eligible Stock Option exercise to be valid: (i) a separate Election Form must be completed and signed by the Participant with respect to the Eligible Stock Option; (ii) such election must be irrevocable; (iii) the executed Election Form must be timely delivered to the Committee or its designee at least six (6) months prior to the date the Participant elects to exercise the Eligible Stock Option; (iv) the Participant must agree not to exercise the Eligible Stock Option prior to six (6) months from the date the executed, irrevocable Election Form is submitted to the Committee or its designee; (v) the Eligible Stock Option must be exercised using the “Stock-for-Stock payment method”; and (vi) the Stock constructively delivered by the Participant to exercise the Eligible Stock Option must have been owned by the Participant during the entire six (6) month period prior to its delivery and/or otherwise qualify the Eligible Stock Option for favorable accounting treatment, as determined in the sole discretion of the Committee.

(ii)                                  Notwithstanding any other provision of this Plan to the contrary, (i) an Eligible Stock Option may be exercised prior to the end of the six (6) month period following the date on which the executed Election Form is delivered to the Committee or its designee, and (ii) the resulting Qualifying Gain will not be deferred into this Plan, if (a) a Change in Control occurs, or (b) the Participant Retires, dies while an Employee, or experiences a Termination of Employment, and the Eligible Stock Option would otherwise expire prior to the end of the six (6) month period following the date on which the executed Election Form was delivered to the Committee or its designee.

3.4                                 Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary.  The Bonus, LTIP Amounts and Operator Share Dividends shall be withheld at the time the Bonus, LTIP Amounts or Operator Share Dividends are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5                                 Annual Discretionary Contribution Amount.

(a)                                  For each Plan Year, an Employer may be required to credit amounts to a Participant’s Discretionary Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer.  Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)                                 For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Discretionary Contribution Account under this

Plan, which amount shall be for that Participant the Annual Discretionary Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Discretionary Contribution Amount for that Plan Year.  The Annual Discretionary Contribution Amount described in this Section 3.5(b), if any, shall be credited as of the last day of the Plan Year.  If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Discretionary Contribution Amount for that Plan Year shall be zero.

3.6                                 Annual Profit Sharing Amount.  A Participant’s Annual Profit Sharing Amount shall be equal to the difference between (i) the contributions that would have been allocated to the Participant’s “account” under the Profit Sharing Plan for the Plan Year, pursuant to the terms of the Profit Sharing Plan in effect for such year, without giving effect to the limitations imposed on the Profit Sharing Plan by Sections 415 and 401(a)(17) of the Code; and (ii) the amount of the contributions actually allocated to the Participant’s “account” under the Profit Sharing Plan for the Plan Year.  The amount so credited to a Participant under this Plan shall be for that Participant the Annual Profit Sharing Amount for that Plan Year and shall be credited to the Participant’s Profit Sharing Account on a date or dates to be determined by the Committee, in its sole discretion.  If a Participant is not employed by an Employer as of the last day of a Plan Year, the Annual Profit Sharing Amount for such Plan Year shall be zero.

3.7                                 Annual Restricted Stock Amount.  Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, Restricted Stock, which amount shall be for that Participant the Annual Restricted Stock Amount for that Plan Year.  The portion of any Restricted Stock deferred shall, at the time the Restricted Stock would otherwise vest under the terms of the Hormel Foods Corporation stock incentive plan, but for the election to defer, be reflected on the books of the Principal Sponsor as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.

3.8                                 Annual Stock Option Gain Amount.  Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, all or some portion of Qualifying Gains attributable to an Eligible Stock Option exercise, which amount shall be for that Participant the Annual Stock Option Gain Amount for that Plan Year.  The portion of any Qualifying Gains shall be reflected on the books of the Principal Sponsor as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.  Such shares of Stock would otherwise have been delivered to the Participant, pursuant to the Eligible Stock Option exercise, but for the Participant’s election to defer.

3.9                                 Vesting.

(a)                                  A Participant shall at all times be 100% vested in his or her Deferral Account, Restricted Stock Account, Stock Option Gain Account and Profit Sharing Account.

(b)                                 A Participant shall be vested in his or her Discretionary Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement,

employment agreement or any other agreement entered into between the Participant and his or her Employer.  If not addressed in such agreements, a Participant shall vest in his or her Discretionary Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

3.10                           Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                                  Measurement Funds.  Subject to the restrictions found in Section 3.10(d) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)                                 Election of Measurement Funds.  Subject to the restrictions found in Section 3.10(d) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.10(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion.  Subject to the restrictions found in Section 3.10(d) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)                                  Declared Rate Measurement Fund.  Subject to the restrictions found in Section 3.10(d) below, a Participant may allocate or re-allocate any portion of his or her Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, to the Declared Rate Measurement Fund, at any time.  The rate of interest credited on amounts allocated to the Declared Rate Measurement Fund shall be the Crediting Rate and such interest shall be credited and compounded on a daily basis to a Participant’s Account Balance.

(d)                                 Hormel Foods Corporation Stock Unit Measurement Fund.

(i)                                     A Participant’s Restricted Stock Account and Stock Option Gain Account will be automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund.  Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to their Restricted Stock Account or Stock Option Gain Account.  Furthermore, no other portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the Hormel Foods Corporation Stock Unit Measurement Fund.

(ii)                                  If a Participant elects to receive his or her Retirement Benefit and/or Survivor Benefit in installments, the portion of such Participant’s Account Balance that has been automatically allocated to the Hormel Foods Corporation Stock Unit Measurement Fund shall be distributed pursuant to an Annual Installment Method over the number of years selected by the Participant.

(iii)                               Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Stock credited to a Participant’s Account Balance shall be credited to the Participant’s Account Balance in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the Hormel Foods Corporation Stock Unit Measurement Fund until such amounts are distributed to the Participant.  The number of shares credited to the Participant for a particular stock dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the number of additional shares of Stock actually paid as a dividend in respect of each share of Stock.  The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the fair market value of the dividend, divided by (c) the “fair market value” of the Stock on the payment date for such dividend.

(iv)                              The number of shares of Stock credited to the Participant’s Account Balance may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights with respect to the portion of his or her Account Balance allocated to the Hormel Foods Corporation Stock Unit Measurement Fund, in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.10.

(v)                                 For purposes of this Section 3.10(d), the fair market value of the Stock shall be determined by the Committee in its sole discretion.

(e)                                  Proportionate Allocation.  In making any election described in Section 3.10(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(f)                                    Crediting or Debiting Method.  The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves.  A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

(g)                                 No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Principal Sponsor or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Principal Sponsor or the Trust; the Participant shall at all times remain an unsecured creditor of the Principal Sponsor.

3.11                           FICA and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.11.

(b)                                 Annual Profit Sharing Amount.  When the Participant’s Employer(s) credits an Annual Profit Sharing Amount to a Participant’s Profit Sharing Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce the vested portion of the Participant’s Profit Sharing Account in order to comply with this Section 11.

(c)                                  Discretionary Contribution Account.  When a Participant becomes vested in a portion of his or her Discretionary Contribution Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Bonus, LTIP Amounts and/or

Operator Share Dividends that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce the vested portion of the Participant’s Discretionary Contribution Account in order to comply with this Section 3.11.

(d)                                 Annual Restricted Stock Amounts and Annual Stock Option Gain Amounts.  For each Plan Year in which an Annual Restricted Stock Amount or Annual Stock Option Gain Amount is being first withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends, Restricted Stock and Qualifying Gains that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Stock Option Gain Amount or Annual Restricted Stock Amount.  If necessary, the Committee may reduce the Annual Stock Option Gain Amount or the Annual Restricted Stock Amount in order to comply with this Section 3.11.

(e)                                  Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Deduction Limitation

4.1                                 Deduction Limitation on Benefit Payments.  If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan.  Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.10 above, even if such amount is being paid out in installments.  The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.  Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

ARTICLE 5

In-Service Distribution; Unforeseeable Financial Emergencies;

Withdrawal Election

5.1                                 In-Service Distribution.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, (ii) the Annual Discretionary Contribution Amount, and (iii) the Annual Profit Sharing Amount.  The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount, the vested portion of the Annual Discretionary Contribution Amount and the vested portion of the Annual Profit Sharing Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.10 above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion.  Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, or the vested portion of the Annual Discretionary Contribution Amount or Annual Profit Sharing Amount is actually contributed.  By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2003, the In-Service Distribution would become payable during a sixty (60) day period commencing January 1, 2007.  Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as an In-Service Distribution if any portion of the Annual Discretionary Contribution Amount or Annual Profit Sharing Amount is unvested on the In-Service Distribution Date.  A Participant may elect to change to an allowable alternative payout date in accordance with this Section 5.1 by submitting a new Election Form to the Committee, subject to the following:

a.              A Participant may only elect to change an In-Service Distribution Date one time;

b.             Such Election Form must be submitted to and accepted by the Committee in its sole discretion at least thirteen (13) months prior to both the Participant’s existing In-Service Distribution date and the Participant’s revised In-Service Distribution date;

c.              The Participant’s revised In-Service Distribution Date must be later than the Participant’s existing In-Service Distribution Date; and

d.             The revised In-Service Distribution date must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount was originally deferred or the vested portion of the Annual Discretionary Contribution Amount or Annual Profit Sharing Amount was originally contributed.

5.2                                 Other Benefits Take Precedence Over In-Service Distributions.  Should an event occur that triggers a benefit under Article 6, 7, 8, 9 or 10, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

5.3                                 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee (i) to suspend deferrals of Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends, Restricted Stock and Qualifying Gains required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, or (ii) to suspend deferrals of Base Annual Salary, Bonus, LTIP Amounts, Operator Share Dividends, Restricted Stock and Qualifying Gains required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, and receive a partial or full payout from the Plan.  The payout shall not exceed the lesser of the Participant’s vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.  A Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by suspension of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval.  If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

5.4                                 Withdrawal Election.  A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all or a portion of his or her vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account and the Stock Option Gain Account.  For purposes of this Section 5.4, the value of a Participant’s vested Account Balance shall be calculated as of the close of business on or around the date on which receipt of the Participant’s election is acknowledged by the Committee, as determined by the Committee in its sole discretion, less a withdrawal penalty equal to 10% of the amount withdrawn (the net amount shall be referred to as the “Withdrawal Amount”).  This election can be made at any time, before or after Retirement, Termination of Employment, death or Disability, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule.  The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee.  The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his or her election.  Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall be suspended for the remainder of the Plan Year in which the withdrawal is elected and for one (1) full Plan Year thereafter (the “Suspension Period”).  During the Suspension Period, the Participant will continue to be eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those

Articles, and any previously elected deferrals of Restricted Stock and Qualifying Gains will continue to be withheld.  However, the portion of such Participant’s Annual Deferral Amount which is attributable to Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends shall not be withheld during the Suspension Period, and the Participant shall not be allowed to make any deferral elections during the Suspension Period.

ARTICLE 6

Change in Control Benefit

6.1                                 Change in Control Benefit.  The Participant will receive a Change in Control Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the date of the Change in Control, as selected by the Committee in its sole discretion, if (i) the Participant has elected to receive a Change in Control Benefit, as set forth in Section 6.2 below, and (ii) if a Change in Control occurs prior to the Participant’s Termination of Employment, Retirement, death or Disability.

6.2                                 Payment of Change in Control Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether to (i) receive a Change in Control Benefit, or (ii) have his or her Account Balance remain in the Plan upon the occurrence of a Change in Control and to have his or her Account Balance remain subject to the terms and conditions of the Plan.  The Participant may change his or her election by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least thirteen (13) months prior to the Change in Control and is accepted by the Committee in its sole discretion.  The Election Form most recently accepted by the Committee shall govern the payout of the Change in Control Benefit.  If a Participant does not make any election with respect to the payment of the Change in Control Benefit, then such Participant’s Account Balance shall remain in the Plan upon a Change in Control and shall be subject to the terms and conditions of the Plan.  The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than sixty (60) days after a Change in Control.

ARTICLE 7

Retirement Benefit

7.1                                 Retirement Benefit.  A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around  the occurrence of the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2                                 Payment of Retirement Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Installment Method of two to twenty years (24 to 240 months) and shall select a Benefit Distribution Date.  The Participant may change his or her election to an allowable alternative Benefit Distribution Date and/or allowable alternative form of payment by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least one (1) year prior to the Participant’s Retirement.  The Election Form most recently accepted by the Committee that has been on file at least one (1) year before Retirement shall govern the payout of the Retirement Benefit.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum on the January 1 immediately following the Participant’s Retirement.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 8

Termination Benefit

8.1                                 Termination Benefit.  A Participant who experiences a Termination of Employment shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the occurrence of the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

8.2                                 Payment of Termination Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall select a Benefit Distribution Date.  The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.  The Participant may change his or her election to an allowable alternative Benefit Distribution Date by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least one (1) year prior to the Participant’s Termination of Employment.  The Election Form most recently accepted by the Committee that has been on file at least one (1) year before Termination of Employment shall govern the payout of the Termination Benefit.  If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum on the January 1 immediately following the Participant’s Termination of Employment.

ARTICLE 9

Disability Waiver and Benefit

9.1                                 Disability Waiver.

(a)                                  Waiver of Deferral.  A Participant who is determined to be suffering from a Disability shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8 or 10 in accordance with the provisions of those Articles, and any previously elected deferrals of Restricted Stock and Qualifying Gains shall continue to be withheld during such Disability in accordance with Section 3.3.  However, such Disabled Participant shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends during the remainder of the Plan Year in which the Participant first suffers the Disability.  During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

(b)                                 Deferral Following Disability.  If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount, Annual Restricted Stock Amount and Annual Stock Option Gain Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

9.2                                 Continued Eligibility; Disability Benefit.

(a)                                  Continued Eligibility.  A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 5, 6, 7, 8 or 10 in accordance with the provisions of those Articles.  Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, deem the Participant’s employment to have terminated at any time after such Participant is determined to be suffering a Disability.

(b)                                 Deemed Termination of Employment.  If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is not otherwise eligible to Retire, the Participant shall be deemed to have experienced a Termination of Employment for purposes of this Plan and will receive a Disability Benefit.  The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the Disabled Participant’s Benefit Distribution Date, as selected by the Participant in accordance with Article 8 and as determined by the Committee, in its sole discretion.  The Participant shall receive his or her Disability Benefit in a lump sum payment no later than sixty (60) days after his or her Benefit Distribution Date.

(c)                                  Deemed Retirement.  If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is otherwise eligible to Retire, the Participant shall be deemed to have Retired and will receive a Disability Benefit.  The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Participant in accordance with Article 7 and as determined by the Committee in its sole discretion.  The Participant shall receive his or her Disability Benefit in the same form in which such Participant elected to receive his or her Retirement Benefit.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Disabled Participant’s Benefit Distribution Date.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 10

Survivor Benefit

10.1                           Survivor Benefit.  The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion, if the Participant dies prior to his or her Retirement, Termination of Employment or Disability, or (ii) the Participant’s unpaid Retirement Benefit or Disability Benefit, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion, if the Participant dies before his or her Retirement Benefit or Disability Benefit is paid in full.

10.2                           Payment of Survivor Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to have the Survivor Benefit paid to his or her Beneficiary(ies) in a lump sum or pursuant to an Installment Method of two to twenty years (24 to 240 months).  If a Participant does not make any election with respect to the payment of the Survivor Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.  Remaining monthly installments, if any, shall be paid no later than fifteen (15) days after the last business day of the preceding month.  Remaining annual installments, if any, shall be paid no later than sixty (60) days after each anniversary of Participant’s Benefit Distribution Date.

ARTICLE 11

Forfeiture of Benefits

11.1                           Forfeiture of Benefits.  Notwithstanding any provision in this Plan or a Participant’s Plan Agreement to the contrary, a Participant’s Account Balance shall not be credited or debited in the manner provided in Section 3.10 and no distribution shall be made to a Participant while a Participant engages in the following:

(a)                                  Intentional conduct resulting in material harm to Hormel or an Affiliate; or

(b)                                 In any employment or self-employment with a competitor of Hormel or an Affiliate within the geographical area which is then served by Hormel or an Affiliate during the Participant’s employment or during a period of two (2) years after the termination of the Participant’s employment.

Any dispute arising under or with respect to this Section 11.1 shall be subject to the claims procedure set forth in Article 17.

ARTICLE 12

Beneficiary Designation

12.1                           Right to Designate.  Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or contingent Beneficiaries to receive all or a specified part of such Participant’s Account Balance in the event of such Participant’s death.  The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary.  No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.

12.2                           Failure of Designation.  If a Participant:

(a)                                  Fails to designate a Beneficiary,

(b)                                 Designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)                                  Designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account Balance, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

12.3                           Disclaimers by Beneficiaries.  A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Account Balance may disclaim an interest therein subject to the following requirements.  To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account Balance at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public.  A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Account Balance is disclaimed or shall specify what portion thereof is disclaimed.  To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant’s death but not later than forty-five (45) days after the date of the Participant’s death.  A disclaimer shall be irrevocable when delivered to the Committee.  A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee.  The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions in Section 19.4 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan.  No other form of attempted disclaimer shall be recognized by the Committee.

12.4                           Definitions.  When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary Designation Form, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

12.5                           Special Rules.  Unless the Participant has otherwise specified in the Participant’s Beneficiary Designation Form, the following rules shall apply:

(a)                                  If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)                                 The automatic Beneficiaries specified in Section 12.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives a Participant but dies before receipt of the payment due such Beneficiary hereunder, such payment shall be payable to the representative of such Beneficiary’s estate.

(c)                                  If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on the Beneficiary Designation Form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)                                 Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)                                  Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence.  The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

12.6                           No Spousal Rights.  No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights to or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

12.7                           Death Prior to Full Distribution.  If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account Balance which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

12.8                           Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 13

Leave of Absence

13.1                           Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount and any previously elected deferrals of Restricted Stock and Qualifying Gains shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

13.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer, such Participant shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8, 9 or 10 in accordance with the provisions of those Articles, and any previously elected deferrals of Restricted Stock and Qualifying Gains shall continue to be withheld during such unpaid leave of absence in accordance with Section 3.3.  However, the Participant shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from such Participant’s Base Annual Salary, Bonus, LTIP Amounts and/or Operator Share Dividends during the remainder of the Plan Year in which the unpaid leave of absence is taken.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount, Annual Restricted Stock Amount and Annual Stock Option Gain Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan.

ARTICLE 14

Termination, Amendment or Modification

14.1                           Termination.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue to sponsor the Plan in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors; provided, however, the Board shall have the sole authority to terminate the Plan at any time.  Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their vested Account Balances shall be determined (i) as if they had experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination.  Such benefits shall be paid to the Participants as follows: (i) prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein; or (ii) prior to a Change in Control, if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum; or (iii) after a Change in Control, if the Plan is terminated with respect to some or all of its Participants, the Employer shall be required to pay such benefits in a lump sum.  The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum or pursuant to an Installment Method using fewer months or years, as the case may be (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

14.2                           Amendment.  The Executive Committee of the Principal Sponsor and/or the Compensation Committee of the Board may, at any time, amend or modify the Plan in whole or in part; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, (ii) only the Compensation Committee of the Board shall have the authority to amend or modify any provision of this Plan which affects the Crediting Rate, (iii) no amendment or modification of Section 19.18 shall be effective without the written consent of at least eighty percent (80%) of the Participants determined as of the date of such amendment or modification, and (iv) no amendment or modification of this Section 14.2 or Section 15.2 of the Plan shall be effective.  Notwithstanding anything to the contrary contained in this Section 14.2, in the event the

Compensation Committee of the Board determines, in its sole discretion, that any amendment to this Plan or other action by the Executive Committee presents a substantial possibility of a conflict of interest or self-dealing by the officers of the Principal Sponsor, the Compensation Committee of the Board shall assume exclusive authority over that action or amendment.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that an Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Installment Method using fewer months or years, as the case may be (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

14.3                           Plan Agreement.  Despite the provisions of Sections 14.1 and 14.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

14.4                           Effect of Payment.  The full payment of the Participant’s vested Account Balance under Articles 5, 6, 7, 8, 9 or 10 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 15

Administration

15.1                           Committee Duties.  Except as otherwise provided in this Article 15, this Plan shall be administered by the Executive Committee of the Principal Sponsor or such committee as the Executive Committee shall appoint.  Members of the Committee may be Participants under this Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself or to any individual superior to himself or herself in the organization.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Principal Sponsor.  In the event the Compensation Committee of the Board determines, in its sole discretion, that any amendment to this Plan or other action by the Executive Committee presents a substantial possibility of a conflict of interest or self-dealing by the officers of the Principal Sponsor, the Compensation Committee of the Board shall assume exclusive authority over that action or amendment.

15.2                           Administration Upon Change In Control.  For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control.  Within one hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Principal Sponsor’s Chief Executive Officer or, if not so identified, the

Principal Sponsor’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee.  The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control.  If an independent third party is not selected within one hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 15.1 above, shall be the Administrator.  The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust.  Upon and after the occurrence of a Change in Control, the Principal Sponsor must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require.  Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO.  Upon and after a Change in Control, the Administrator may not be terminated by the Principal Sponsor.

15.3                           Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

15.4                           Binding Effect of Decisions.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

15.5                           Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

15.6                           Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Principal Sponsor and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 16

Other Benefits and Agreements

16.1                           Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 17

Claims Procedures

17.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

17.2                           Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                              an explanation of the claim review procedure set forth in Section 17.3 below; and

(v)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

17.3                           Review of a Denied Claim.  On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(a)                                  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

17.4                           Decision on Review.  The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)                                  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

17.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 17 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 18

Trust

18.1                           Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Principal Sponsor may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Principal Sponsor, to provide for the benefit payments under the Plan.

18.2                           Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

18.3                           Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 19

Miscellaneous

19.1                           Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

19.2                           Unsecured General Creditor.  Participants and their Beneificiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

19.3                           Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

19.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

19.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

19.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

19.7                           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

19.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

19.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

19.10                     Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Hormel Foods Corporation
Attn: Corporate Secretary
1 Hormel Place
Austin, MN 55912

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

19.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

19.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

19.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

19.14                     Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

19.15                     Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

19.16                     Distribution in the Event of Taxation.

(a)                                  In General.  If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account Balance under the Plan).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)                                 Trust.  If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

19.17                     Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

19.18                     Legal Fees To Enforce Rights After Change in Control.  The Principal Sponsor and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Principal Sponsor or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Principal Sponsor, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Principal Sponsor or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan.  In these circumstances, the purpose of the Plan could be frustrated.  Accordingly, if, following a Change in Control, it should appear to any Participant that the Principal Sponsor, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Principal Sponsor, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Principal Sponsor and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Principal Sponsor and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Principal Sponsor, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Principal Sponsor, the Participant’s Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Principal Sponsor has signed this Plan document as of November 25, 2002.

“Principal Sponsor”
Hormel Foods Corporation, a Delaware corporation

By:	/s/ MICHAEL J. McCOY
Title:	Executive Vice President and Chief
Financial Officer